EXHIBIT 21



             LIST OF SUBSIDIARIES OF AVIATION GENERAL, INCORPORATED


     Commander  Aircraft  Company  (a  Delaware  corporation)
          7200  NW  63rd  Street
          Bethany,  Oklahoma  73008


     Strategic  Jet  Services,  Inc.  (a  Delaware  corporation)
          7200  NW  63rd  Street
          Bethany,  Oklahoma  73008